Exhibit 99.1

Moleculin to Showcase New Annamycin Data at AACR Conference on

Pancreatic Cancer and Two European Scientific Meetings

Presentations examine where Annamycin concentrates in the body, how it targets topoisomerase II, and its antitumor activity in pancreatic cancer

HOUSTON, September 14, 2026 /PRNewswire/ -- Moleculin Biotech, Inc. (Nasdaq: MBRX) (“Moleculin” or the “Company”) today announced that new data on its lead drug candidate, Annamycin (naxtarubicin), will be presented at three scientific venues in September 2026, including the American Association for Cancer Research (AACR) Conference on Pancreatic Cancer: New Frontiers in Biology and Therapeutic Development.

The three presentations address distinct questions about Annamycin: where it concentrates in the body, how it kills cancer cells, and whether it can also enlist the immune system to do so. Together they inform the Company’s development of Annamycin in hard-to-treat cancers.

Title: “Antitumor activity of ANNAMYCIN, a highly effective lipophilic DNA-binding drug: Impact of its organotropism”

Author/Presenter: Waldemar Priebe, PhD, UT MD Anderson Cancer Center

Congress: XIII Congress of the Polish Medical Diaspora

Dates: September 9–12, 2026

Location: Wroclaw, Poland

Annamycin’s lipophilic structure drives it to concentrate in specific tissues rather than distribute uniformly. Dr. Priebe’s presentation examines how that distribution relates to the antitumor activity observed across preclinical models, and what it may mean for treating tumors in those tissues.

Title: “Organotropism-guided exploration of anticancer properties of Annamycin (naxtarubicin), a potent topoisomerase II targeting agent”

Author/Presenter: Waldemar Priebe, PhD, UT MD Anderson Cancer Center

Event: Invited Lecture at the Hirszfeld Institute of Immunology and Experimental Therapy, Polish Academy of Sciences

Date: September 14, 2026

Location: Wroclaw, Poland

This invited lecture extends the same line of inquiry to mechanism, examining how Annamycin’s tissue distribution interacts with its inhibition of topoisomerase II, the enzyme target through which anthracyclines produce DNA damage in dividing cells.

Title: “Turning cold pancreatic tumors hot: Antitumor activity of Annamycin is partially mediated by CD8+ T cell cytotoxicity”

Author/Presenter: Angela T. Alistar, MD, Morristown Medical Center, Atlantic Health System / Carol G. Simon Cancer Center

Congress: AACR Conference on Pancreatic Cancer: New Frontiers in Biology and Therapeutic Development

Dates: September 25–28, 2026

Location: Hilton San Diego Bayfront, San Diego, California

The abstract for this presentation remains under embargo until publication. Moleculin expects to report on the findings when the abstract is published, as described below.

Abstracts selected for presentation at the AACR Conference on Pancreatic Cancer will be published as a supplement to the September 15, 2026 issue of Cancer Research on September 25, 2026, at 1:00 p.m. ET.

“Annamycin’s ability to concentrate in specific tissues is one of the properties that most distinguishes it from currently prescribed anthracyclines, and it is the through-line across these presentations,” said Walter Klemp, Chairman, President and Chief Executive Officer of Moleculin. “Having this work presented by leading investigators, and accepted at an AACR conference, reflects the breadth of scientific interest in Annamycin beyond our lead indication in AML.”

These presentations run alongside Moleculin’s lead clinical program, the ongoing MIRACLE trial evaluating AnnAraC in patients with relapsed or refractory acute myeloid leukemia (AML). MIRACLE remains the Company’s primary development focus and the basis of its near-term milestones.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a Phase 3 clinical stage pharmaceutical company advancing a pipeline of therapeutic candidates addressing hard-to-treat tumors and viruses. The Company’s lead program, Annamycin (also known as naxtarubicin), is a highly efficacious and well tolerated anthracycline designed to avoid multidrug resistance mechanisms and to lack the cardiotoxicity common with currently prescribed anthracyclines. Annamycin is currently in development for the treatment of relapsed or refractory acute myeloid leukemia (AML) and soft tissue sarcoma (STS) lung metastases.

The Company has begun the MIRACLE (Moleculin R/R AML AnnAraC Clinical Evaluation) Trial (MB-108), a pivotal, adaptive design, multi-center, randomized, double-blind, placebo-controlled Phase 2/3 trial evaluating Annamycin in combination with cytarabine, together referred to as AnnAraC (the combination of Annamycin and cytarabine, also referred to as “Ara-C”) for the treatment of relapsed or refractory acute myeloid leukemia. Following a successful Phase 1B/2 study (MB-106), with input from the FDA, the Company believes it has substantially de-risked the development pathway towards a potential approval for Annamycin for the treatment of AML. This study remains subject to appropriate future filings with potential additional feedback from the FDA and their foreign equivalents.

Additionally, the Company is developing WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic and other cancers. Moleculin also has in its pipeline a portfolio of antimetabolites, including WP1122 for the potential treatment of pathogenic viruses, as well as certain cancer indications.

For more information about the Company, please visit www.moleculin.com and connect on X, LinkedIn and Facebook.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the potential efficacy and safety of Annamycin and AnnAraC in R/R AML and the expectation that interim efficacy trends observed in a limited patient population will be confirmed in the full study population (the interim results presented are based on a small sample size (n=45), have not achieved statistical significance, and may not be predictive of results from the completed trial). Moleculin will require significant additional financing, for which the Company has no commitments, in order to conduct its clinical trials as described in this press release, and the milestones described in this press release assume the Company’s ability to secure such financing on a timely basis. Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company relies on the reports of its expert with regard to the absence of cardiotoxicity. The dataset referenced in this press release is subject to the review of the data from future subjects in its current and future clinical trials and long-term follow-up with subjects in its current trials. Moleculin has attempted to identify forward-looking statements by terminology including ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission (SEC) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Contact:
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